UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 22, 2012
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of GrowLife, Inc. (“we,” “us” or “our”) filed on October 26, 2012 (the “Original 8-K”) regarding the purchase of all of the shares (the “Shares”) of Soja, Inc. dba Urban Garden Supplies (the “Urban Garden”) from Richard Melograno, Michael Cook, and Scott Glass (collectively the “Sellers”). The effective date of the Stock Purchase Agreement was October 24, 2012 (“Agreement”). The Agreement included all of the assets and liabilities of Urban Garden, which includes the inventory of the store located at 22516 Ventura Blvd., Woodland Hills, CA 91364 and various other assets. We also assumed the liabilities of Urban Garden, which were valued at $70,369.93. Our CEO Sterling Scott personally guaranteed this liability. In consideration for the Shares, we agreed to pay to the Sellers an aggregate of 3,906,250 shares of our common stock which was valued at $156,250.

The sole purpose of this Amendment is to provide the financial statements and pro forma information required by Item 9.01 of Form 8-K, which were excluded from the Original 8-K in reliance on paragraphs (a)(4) and (b)(2) of Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired. The financial statements required by this item are contained in Exhibit 99.1 to this Amendment and are incorporated herein by reference.

(b) Pro forma financial information. The pro forma financial information required by this item is contained in Exhibit 99.2 to this Amendment and is incorporated herein by reference.

(c) Shell company transactions. Not applicable.

(d)	Exhibits.

99.1	Financial Statements of Soja, Inc.
99.2	Pro Forma Financial Information of GrowLife, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: August 5, 2013

By: /s/ Sterling C. Scott
Sterling C. Scott
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Financial Statements of Soja, Inc.
99.2	Pro Forma Financial Information of GrowLife, Inc.